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                                                                   Exhibit 99(i)

                    Certification of CEO and CFO Pursuant to
                 18 U.S.C. Section 1350, as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Northern Trust Corporation (the "Corporation") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William A. Osborn, as Chief Executive Officer of the Corporation, and Perry R. Pero, as Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.



/s/  William A. Osborn
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     William A. Osborn
     Chief Executive Officer
     May 5, 2003

/s/  Perry R. Pero
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     Perry R. Pero
     Chief Financial Officer
     May 5, 2003


This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Northern Trust Corporation for purposes of section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by section 906 has been provided to Northern Trust Corporation and will be retained by Northern Trust Corporation and furnished to the Securities and Exchange Commission or its staff upon request.